Exhibit 99.1

Martha Stewart Living Omnimedia Announces President & CEO Susan Lyne Steps
Down; Wenda Harris Millard and Robin Marino Named Co-CEOs
NEW YORK, June 11, 2008 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) announced today that Susan Lyne has stepped down from her posts as President and Chief Executive Officer. The company will promote President of Media Wenda Harris Millard and President of Merchandising Robin Marino to the positions of Co-CEO, reporting to Charles Koppelman, Chairman of the Board. Ms. Lyne will stay on in an advisory role for a period of time to ensure a smooth transition and will remain a director during that period.
Ms. Lyne stated: “Four years ago when the Board asked me to take on this role, our principal goal was to rebuild the company and return it to profitability.  We have done that.  In the process we’ve launched some great new businesses, built an impressive management team and re-affirmed the enduring power of the Martha Stewart brand. While there is never a perfect time to depart, the company is on sound footing and we expect the transition to be very smooth. Wenda and Robin share Martha’s vision of the company’s future, they understand our businesses and have earned the trust of our partners. I couldn’t be more pleased that the Board has selected them to succeed me as co-CEOs.”
Mr. Koppelman stated: “Susan has made tremendous contributions to MSLO during a critical period for us. We are now profitable, our brand has never been stronger, and the many partnerships we have forged in recent years leave us well-positioned for growth. We have a deep bench of executive talent at MSLO and are pleased to promote Wenda and Robin, two seasoned executives who have been instrumental in helping us diversify our brand portfolio and revenue streams. Under their leadership, we’ll continue expanding our media and merchandising businesses into new markets in and outside the U.S. and will remain focused on creating value for shareholders.”
Martha Stewart, Founder of MSLO, stated: “Our company is strong and vibrant, and Susan’s contributions have been key. Wenda and Robin are passionate, consumer-oriented leaders with equally passionate teams — all committed to providing our customers with fine quality, beautifully designed products and useful, practical, trusted information that enhances and improves their everyday lives.”
Ms. Millard oversees MSLO’s Media businesses, which include Online, Publishing, and Broadcasting, while Ms. Marino oversees MSLO’s Merchandising businesses, which include numerous licensing partnerships with retailers including Macy’s, Kmart, and 1-800-Flowers, as well as with manufacturers such as EK Success and Bernhardt.
Wenda Harris Millard
Before joining MSLO in July 2007, Ms. Millard had been Chief Sales Officer of Yahoo! since 2001. She is recognized for her pivotal role in introducing marketers to the power of the digital world. She served on MSLO’s Board of Directors for three years. Before joining Yahoo!, Ms. Millard served as Chief Internet Officer at Ziff Davis Media and President of Ziff Davis Internet; and Executive Vice President and a founder of DoubleClick. In publishing, she held a number of senior positions, including senior vice president and publisher of Family Circle, then the world’s largest-selling women’s magazine. She helped build such titles as Adweek and Working Woman. Ms. Millard currently serves as Chairman of the Interactive Advertising Bureau and is a member of the Board of Directors of the Ad Council.
Ms. Millard commented: “We’ve built an impressive team and organizational structure that is smart, nimble, and driven to leverage our unique portfolio of magazine, online, television, and radio properties. The foundation is solid and we are now well-positioned to accelerate growth across multiple channels.”
Robin Marino
Ms. Marino joined MSLO in May 2005 from Kate Spade, where she was President and COO of Kate Spade, Inc., overseeing all wholesale, retail and licensing operations, as well as finance, production and general operations for the company. She has nearly 30 years of experience in the department store, wholesale and specialty retail segments of the merchandising business in which she held key positions at leading companies including Macy’s; Polo Ralph Lauren Handbags and Luggage; and Burberry.
Ms. Marino stated: “We have transformed our Merchandising business from a handful of licensing arrangements to a diversified portfolio of more than 15 dynamic partnerships. Our team is acutely focused on forging new relationships while building upon our existing home decorating and lifestyle programs to grow our business. We have powerful media platforms and we’ll continue to leverage them to make Martha Stewart Living Omnimedia the most successful company dedicated to the home.”
Broadcasting President Sheraton Kalouria will report to Ms. Millard. Mr. Kalouria, who joined MSLO in 2005, manages the nationally syndicated program, The Martha Stewart Show, Martha Stewart Living Radio on Sirius Satellite Radio, the PBS series Everyday Food and Everyday Baking, Martha Stewart On Demand, as well as international and cable distribution and original series development.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) is a diversified media and merchandising company, inspiring and engaging consumers with unique lifestyle content and distinctive products. The Publishing segment encompasses four magazines, including the company’s flagship publication, Martha Stewart Living, periodic special issues and books. The marthastewart.com website provides consumers with instant access to MSLO’s multimedia library, search and find capabilities, recipes, online workshops, community and personalization, as well as wedding-planning tools powered by WeddingWire. The Broadcasting segment produces such programming as the Emmy-winning daily, nationally syndicated television series, “The Martha Stewart Show,” and Martha Stewart Living Radio, channel 112 on SIRIUS Satellite Radio. In addition to its media properties, MSLO offers high-quality Martha Stewart products through licensing agreements with carefully selected companies, including the Martha Stewart Collection exclusively at Macy’s, Martha Stewart Everyday at Kmart, Martha Stewart Crafts with EK Success, Martha Stewart for 1-800-Flowers.com and a co-branded food line with Costco. In April 2008, Emeril Lagasse joined the Martha

Stewart family of brands; MSLO acquired the assets related to Lagasse’s media and merchandising business, including television programming, cookbooks, and emerils.com website and his licensed kitchen and food products. For additional information about MSLO, visit www.marthastewart.com.
Forward-Looking Statement
MSLO has included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. MSLO’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting MSLO’s industries. Certain of these and other factors are discussed in more detail in MSLO’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. MSLO is under no obligation to update any forward- looking statements after the date of this release.
CONTACT: Elizabeth Estroff, Corporate Communications, Martha Stewart Living Omnimedia, +1-212-827-8281, eestroff@marthastewart.com

3